EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 193 to Registration Statement No. 002-22019 on Form N-1A of our reports dated October 20, 2016, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Growth Trust  (the “Trust”), and the Portfolio, appearing in the Annual Report on Form N-CSR of the Trust for the year ended August 31, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 22, 2016

Schedule A

           Eaton Vance Growth Trust

Report Date

Funds

October 20, 2016

Eaton Vance Greater China Growth Fund

October 20, 2016

Eaton Vance Richard Bernstein All Asset Strategy Fund

October 20, 2016

Eaton Vance Richard Bernstein Equity Strategy Fund

October 20, 2016                   Eaton Vance Worldwide Health Sciences Fund

Portfolio whose financial statements are included in Eaton Vance Worldwide Health Sciences Fund’s annual report for the year ending August 31, 2016:

Report Date

Portfolio

October 20, 2016

Worldwide Health Sciences Portfolio